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                                                                   EXHIBIT 10.ff

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT ("Agreement") is dated as of the 31st day of July, 1997, by and between SEA PINES SENIOR LIVING CENTER, INC., a South Carolina corporation ("Seller") and THE ROGERS CENTER, L.L.C., a South Carolina limited liability company ("Purchaser").

     A. Seller owns a 44-long term care nursing bed, 35-assisted living bed health facility (the "Health Care Center") located at 801 Lemon Grass Court, Hilton Head Island, South Carolina.

     B. Tide Pointe Partners, an Ohio general partnership ("Partners") is the developer and operator of Tide Pointe, a continuing care retirement community licensed under South Carolina law and connected to the Health Care Center by a climate-controlled walkway.

     C. Pursuant to a Ground Lease dated August 4, 1994 (the "Ground Lease"), Partners leased to Seller the approximately one-acre tract of land (the "Land") upon which the Health Care Center is situated. In addition, Partners financed the development of the Health Care Center by advancing to Seller funds in the aggregate amount of approximately $8,725,000 (the "Facility Loan"). The Facility Loan is evidenced in part by the Promissory Note of Seller dated August 4, 1994 in the principal amount of $4,749,740 (the "Note") and is secured by a Leasehold Mortgage and Security Agreement dated May 24, 1995 between Seller and Partners (the "Leasehold Mortgage"). In addition, pursuant to an Option Agreement dated December 17, 1993 among Partners, Seller and Sea Pines Company, Inc. (the "Option Agreement"), Partners has an option to purchase all of the issued and outstanding shares of Seller.

     D. Partners has assigned and conveyed to Purchaser all of Partners' right, title and interest in and to (i) the Land, (ii) the Ground Lease, (iii) the Facility Loan, (iv) the Note and (v) the Leasehold Mortgage.

     E. Seller desires to sell to Purchaser, and Purchaser agrees to purchase from Seller, all of the assets comprising the Health Care Center (including, without limitation, all of Seller's right, title and interest in and to the Ground Lease), upon the terms and conditions set forth in this Agreement.

     F. By its order dated July 10, 1997, the South Carolina Department of Health and Environmental Control has approved such transaction.

     NOW, THEREFORE, in consideration of the mutual representations, covenants and agreements set forth in this Agreement, Seller and Purchaser agree as follows:


                                   ARTICLE I
                               PURCHASE AND SALE

     1.1 Purchased Assets. Upon the terms and subject to the conditions of this Agreement, Seller hereby sells, transfers, assigns, conveys and delivers to Purchaser, and Purchaser hereby
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purchases from Seller, free and clear of all liens, charges, security interests or encumbrances (collectively, "Encumbrances") except Permitted Encumbrances (defined below), all assets and properties comprising or in any way relating to the Health Care Center (herein collectively called the "Assets") including, without limitation, the following:

          (a) All buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, and all fixtures, machinery, appliances, equipment, furniture, inventory, materials and other personal property of every nature whatsoever and located in or on, or attached to, or used or usable in connection with, the Health Care Center or the Land, buildings, structures or other improvements;

          (b) All right, title and interest of Seller in and to (i) the Ground Lease, (ii) the Management Agreement dated August 10, 1996 by and between Seller and Volare Systems Limited Liability Company and (iii) the contracts and agreements set forth on Schedule 1.1(b) (collectively, the "Business Agreements");

          (c) All books and records of Seller relating to the Health Care Center; and

          (d) All rights, claims, and causes of action against third parties relating to the Health Care Center.

"Permitted Encumbrances" means (i) the Leasehold Mortgage and (ii) the liens granted pursuant to the FUNB Security Documents (as defined in the Leasehold Mortgage).

     1.2 Liabilities. Purchaser assumes and agrees to discharge all liabilities and obligations of Seller arising out of the operation of the Health Care Center, whether incurred before or after the closing of the transactions contemplated by this Agreement. Purchaser shall not assume any liability or obligation that is not directly or indirectly related to the operation of the Health Care Center.


                                   ARTICLE II
                                 PURCHASE PRICE

     2.1 Purchase Price. The purchase price for the Assets ("Purchase Price") shall be an amount equal to the aggregate principal balance and accrued interest under the Facility Loan. As payment in full of the Purchase Price, Purchaser shall, and hereby does, release Seller of all of Seller's obligations and liabilities pursuant to the Facility Loan, the Note and the Leasehold Mortgage.


                                  ARTICLE III
                                    CLOSING

     3.1 Closing Date. The Closing of the transactions contemplated by this Agreement shall take place concurrently with the execution of this Agreement.



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     3.2  Seller's Deliveries. At the Closing Seller shall deliver to Purchaser the following:

          (a) Copies of resolutions of the Board of Directors of Seller authorizing the execution and performance of this Agreement and the transactions contemplated hereby, certified by the secretary of Seller;

          (b) Bills of sale, endorsements, assignments and other instruments of transfer, all in such form as Purchaser reasonably requests, vesting in Purchaser good and marketable title to the Assets, free and clear of all Encumbrances.

     3.3 Option Agreement. In consideration of the agreements of the parties set forth in this Agreement, all obligations of all parties to the Option Agreement are hereby terminated.

     3.4 Further Assurances. Seller, at any time and from time to time after the date of this Agreement, upon request of Purchaser, will do, execute, acknowledge and deliver, all such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required for the better conveying, transferring, assigning and delivering to Purchaser, or to its successors and assigns, and for aiding and assisting in collecting and reducing to possession, all the Assets.


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Purchaser as follows:

     4.1 Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina.

     4.2 Authority of Seller. Seller has the corporate power and authority to execute, deliver and perform this Agreement. This Agreement has been duly authorized, executed and delivered by Seller and is the legal, valid and binding obligation of Seller enforceable in accordance with its terms.

     4.3 Conflicts. Neither the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof will:

          (a) conflict with, result in a breach of, the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Assets, under (1) the charter or By-laws of Seller, (2) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Seller is a party or any of the Assets is subject or by which Seller is bound, (3) any court order or injunction to which Seller is a party or any of the Assets is subject or by which Seller is bound, or (4) any statute or regulation affecting Seller or the Assets, or


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          (b)  require the approval, consent, authorization or act of, or the making by Seller of any declaration, filing or registration with, any person or entity.

     4.3 Title to Property. Seller has good and marketable title to all of the Assets, free and clear of all Encumbrances except Permitted Encumbrances. Upon delivery to Purchaser of the instruments of transfer contemplated by Section 3.2, Seller will thereby transfer to Purchaser good and marketable title to all of the Assets, free and clear of all Encumbrances except Permitted Encumbrances.


                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller as follows:

     5.1 Organization of Purchaser. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of South Carolina.

     5.2 Authority of Purchaser. Purchaser has full power and authority to execute, deliver and perform this Agreement. This Agreement has been duly authorized, executed and delivered by Purchaser and is the legal, valid and binding agreement of Purchaser enforceable in accordance with its terms.

     5.3 Conflicts. Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof will:

          (a) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (1) the Articles of Organization or Operating Agreement of Purchaser, (2) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Purchaser is a party or by which Purchaser is bound,
     (3) any court order or injunction to which Purchaser is a party or by which it is bound or (4) any statute or regulation affecting Purchaser, or

          (b) require the approval, consent, authorization or act of, or the making by Purchaser of any declaration, filing or registration with, any person or entity.


                                   ARTICLE VI
                               GENERAL PROVISIONS

     6.1 Survival of Obligations. All representations, warranties, covenants and obligations contained in this Agreement shall survive Closing and shall be binding upon and inure to the


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successors and permitted assigns of the parties. The rights and obligations of this Agreement may not be assigned, in whole or in part, by operation of law or otherwise, without the express written consent of the parties, which consent is not to be unreasonably withheld or delayed.

     6.2 Entire Agreement; Waivers. This Agreement contains the entire agreement between the parties and supersedes any and all written and verbal prior and contemporaneous agreements and understandings between the parties. The waiver of any term or condition of this Agreement must be in writing and signed by the party waiving its rights. No waiver shall constitute a waiver of any subsequent obligation or breach.

     6.3 Counterparts. This Agreement may be executed in multiple counterparts, all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

                                    SEA PINES SENIOR LIVING CENTER, INC.


                                    By:  /s/ Michael E. Lawrence
                                         ------------------------------------
                                             Michael E. Lawrence

                                    Its: President
                                         ------------------------------------




                                    THE ROGERS CENTER, L.L.C.
                                    By:  Tide Pointe Partners, its sole member
                                         By: Sea Pines/Tide Pointe, Inc.,
                                             its general partner


                                    By:  /s/ Michael E. Lawrence
                                         -------------------------------------
                                             Michael E. Lawrence

                                    Its: President
                                         ------------------------------------



                                         By: Providers Enterprises, Inc.,
                                             its general partner


                                    By:  /s/ Chuck Dinunzio
                                         -------------------------------------
                                             Chuck Dinunzio


                                    Its: Vice President
                                         ------------------------------------



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